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                                                                   EXHIBIT 10.26

                       ADMINISTRATIVE SERVICES AGREEMENT

     This Agreement is by and between United States Fire Insurance Company, a New York-domiciled stock insurance company ("U.S. Fire"), and Fairfax Information Technology Services, Inc., a Delaware company ("Fairfax").

                                  WITNESSETH:

     WHEREAS, U.S. Fire and Fairfax are affiliated companies, both of which are indirectly, wholly-owned by Fairfax Financial Holdings Limited, a Canadian publicly held company whose shares are traded on The Toronto Stock Exchange; and

     WHEREAS, each party acknowledges that it is desirable that certain management and general services be performed by U.S. Fire for Fairfax;

     NOW, THEREFORE, in consideration of the premises and other good and continuing relationships between the parties hereto, it is hereby agreed as follows:

     FIRST: U.S. Fire hereby agrees to provide, and Fairfax hereby accepts, certain general services of U.S. Fire. Such services shall include, without limitation, the following: corporate communications and public relations; audit; executive; legal; personnel; benefits and benefit plans; accounting, tax, and other financial services; technology services; telecommunications services and facilities management.

     SECOND: In consideration of the services provided pursuant to paragraph First above, Fairfax hereby agrees to pay U.S. Fire monthly, on the first day of each month, a prepaid estimate, as agreed by the parties, of all costs and fees incurred by U.S. Fire in performing services under this Agreement, plus the cost of those services. The amount of such monthly payments shall be adjusted periodically to bring them into alignment with the actual costs, expenses and fees incurred by U.S. Fire. Costs and expenses shall be allocated in accordance with the provisions of New York Insurance Department Regulation 30. Adjustments necessary to reflect the differences between the prepaid estimated amount and actual allocable costs, expenses and, where applicable, management and service fees shall be settled at least quarterly.

     THIRD: All books, records and files established and maintained by U.S. Fire by reason of its performance under this Agreement, which, absent this Agreement, would have been held by Fairfax, shall be the property of Fairfax.

     FOURTH: This Agreement is subject to the non-disapproval of the New York Insurance Department, and such terms and conditions hereof as may be required by the New York Insurance Department to be altered or amended shall be deemed acceptable to the parties hereto, to the extent same shall not change the substance and intent of this Agreement.

     FIFTH: Any dispute or difference arising with reference to the applicable interpretation or effect of this Agreement, or any part thereof, shall be referred to a Board of Arbitration (the "Board") of two (2) arbitrators and an umpire.

     The members of the Board shall be U.S. citizens and shall be active or retired disinterested officers of insurance or reinsurance companies.

     One arbitrator shall be chosen by the party initiating the arbitration and designated in the letter requesting arbitration. The other party shall respond, within fifteen (15) days, advising of its arbitrator. The umpire shall thereafter be chosen by the two (2) arbitrators. In the event either party fails to designate its arbitrator as indicated above, the other party is hereby authorized and empowered to name the second arbitrator, and the party which failed to designate its arbitrator shall be deemed to have waived its right to designate an arbitrator and shall not be aggrieved thereby. The two (2) arbitrators shall then have thirty (30) days within which to choose an umpire. If

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they are unable to do so, the umpire shall be chosen by the manager of the
American Arbitration Association who shall be a person meeting the qualifications set forth above.

     Each party shall submit its case to the Board within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Board.

     The sittings of the Board shall take place in Morristown, New Jersey, unless otherwise agreed in writing by the parties. The Board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The Board is released from all judicial formalities and may abstain from the strict rules of law. The written decision of a majority of the Board shall be rendered within sixty (60) days following the termination of the Board's hearings, unless the parties consent to an extension. Such majority decision of the Board shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Board in any court of proper jurisdiction.

     Each party shall bear the fees and expenses of the arbitrator selected by or on its behalf, and the parties shall bear the fees and expenses of the umpire as determined by the Board.

     SIXTH: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right hereunder may be assigned by any party without the prior written consent of the other party affected thereby, which consent shall not be unreasonably withheld.

     SEVENTH: U. S. Fire and Fairfax and their respective duly authorized representatives shall, at all reasonable times, each be permitted access to all relevant books and records of the other party pertaining to the services provided and charges allocated to or billed pursuant to the provisions of this Agreement.

     EIGHTH: This Agreement may be terminated immediately by mutual consent of the parties or by either party hereto giving sixty (60) days prior written notice to the other party.

     NINTH: This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

     TENTH: This Agreement contains the entire agreement between the parties concerning its subject matter and supercedes any and all other prior or contemporaneous agreements, statements or understandings between the parties concerning the subject matter of this Agreement. This Agreement may not be modified or amended except by written instrument executed by each party.

     ELEVENTH: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one and the same instrument and agreement.

     TWELFTH: This Agreement shall be effective as of January 1, 2001.

                          SIGNATURES ON FOLLOWING PAGE

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     IN WITNESS WHEREOF, this Agreement is hereby executed by duly authorized officers of the parties hereto as of the date first above written.
                                UNITED STATES FIRE INSURANCE COMPANY
                                By:  /s/ NIKOLAS ANTONOPOULOS
                                    --------------------------------------------
                                Title: President
                                    --------------------------------------------
                                By:  /s/ VALERIE GASPARIK
                                    --------------------------------------------
                                Title: Secretary
                                    --------------------------------------------

                                FAIRFAX INFORMATION TECHNOLOGY SERVICES, INC.
                                By:  /s/ RAYMOND A. ROY
                                    --------------------------------------------
                                Title: President
                                    --------------------------------------------

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